UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2020
Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	SPKE	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	SPKEP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On March 25, 2020, Spark Energy, Inc. (the “Company”) entered into an employment agreement, effective as of March 23, 2020 (the “Employment Agreement”), with Mr. Kevin McMinn. Pursuant to the Employment Agreement, Mr. McMinn will serve as Chief Operating Officer, and will receive an annual base salary of $300,000, as adjusted from time to time by the Company. The Employment Agreement provides for an initial term ending on December 31, 2021, and provides for subsequent one-year renewals unless either party gives at least 30 days prior notice to the end of the then existing term.

The Employment Agreement provides that, in the event Mr. McMinn is terminated by the Company other than for “Cause” or Mr. McMinn’s employment terminates due to either the Company’s election not to renew the term of the Employment Agreement or Mr. McMinn’s resignation for “Good Reason,” Mr. McMinn will, subject to execution of a release of claims, be entitled to receive the following payments and benefits:

•
twelve months’ base salary plus an additional amount equal to Mr. McMinn’s target annual bonus for the year of termination pro-rated based upon the number of days Mr. McMinn was employed in the calendar year of termination and based upon the Company’s relative performance through such date of termination, payable in twelve substantially equal installments (the “Severance Payment”);

•	any bonus earned for the calendar year prior to the year the termination occurs that is unpaid as of the date of termination (the “Post-Termination Bonus Payment”); and

•	full vesting of any outstanding unvested awards held by Mr. McMinn under the Company’s Long Term Incentive Plan.

“Cause” under the Employment Agreement is generally defined to include: (a) a material uncured breach by Mr. McMinn of the Employment Agreement or any other material obligation owed to the Company, (b) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, which has or can reasonably be expected to have an adverse effect on the Company, (c) any conviction, indictment or plea of nolo contendere with respect to any felony or any crime involving moral turpitude, (d) uncured willful failure or refusal to perform obligations pursuant to the Employment Agreement or uncured willful failure or refusal to follow the lawful instructions of the Company’s Board of Directors, and (e) any conduct which is materially injurious to the Company.

“Good Reason” under the Employment Agreement is generally defined to include (a) a material diminution in base salary, (b) a material diminution in title, duties, authority or responsibilities, (c) relocation of corporate offices by more than fifty miles, or (d) material and uncured breach of the Employment Agreement by the Company.

A non-renewal of the term of the Employment Agreement by Mr. McMinn, a termination by reason of Mr. McMinn’s death or disability, a termination by the Company for “Cause,” a termination of employment by Mr. McMinn without “Good Reason,” or a separation in connection with a “Change in Control” described below, does not give rise to a right to the Severance Payment or Post-Termination Bonus Payment.

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If within 120 days prior to execution of a definitive agreement for a “Change in Control” transaction and 365 days after consummation or final closing of such transaction, Mr. McMinn’s employment is terminated by the Company other than for “Cause” or Mr. McMinn’s employment terminates due to either the Company’s election not to renew the term of the Employment Agreement or Mr. McMinn’s resignation for “Good Reason,” subject to execution of a release of claims and other conditions, Mr. McMinn is entitled to receive the following payments and benefits:

•
a lump sum payment equal to 1.0 times Mr. McMinn’s base salary then in effect, and the full target annual bonus for the year the termination occurs, and payable within 15 days following the date the employment is terminated;

•	any bonus earned for the calendar year prior to the year the termination occurs that is unpaid as of the date of termination, payable within 15 days following the date the employment is terminated;

•
a pro rata target annual bonus for the year of termination, calculated based upon relative achievement through such date and payable within 15 days following the date in which employment is terminated;

•	full vesting of any outstanding awards held by Mr. McMinn under the Company’s Long Term Incentive Plan; and

•	reimbursement or payment of certain continuing health benefits, if elected by Mr. McMinn.

The Employment Agreement generally defines “Change in Control” to mean:

•
the consummation of an agreement to acquire or a tender offer for beneficial ownership by any person, of 50% or more of the combined voting power of the Company’s outstanding voting securities entitled to vote generally in the election of directors, or by any person of 90% or more of the then total outstanding shares of Class A common stock;

•	individuals who constitute the incumbent board cease for any reason to constitute at least a majority of the Board;

•	consummation of certain reorganizations, mergers or consolidations or a sale or other disposition of all or substantially all of the Company’s assets;

•	approval by the Company’s shareholders of a complete liquidation or dissolution;

•
a public offering or series of public offerings by Retailco and its affiliates, as a selling shareholder group, in which their total interest drops below 10 million of the Company’s total outstanding voting securities;

•	a disposition by Retailco and its affiliates in which their total interest drops below 10 million of the Company’s total outstanding voting securities; or

•
any other business combination, liquidation event of Retailco and its affiliates or restructuring of the Company that the Compensation Committee deems in its discretion to achieve the principles of a Change in Control.

The Employment Agreement also provides for noncompetition and nonsolicitation covenants that are in effect during the period of Mr. McMinn’s employment and for a period of 12 months thereafter, and customary provisions regarding the return of property.

In connection with his appointment and pursuant to the Employment Agreement, the Board approved a grant of 30,000 restricted stock units (“RSUs”) with dividend equivalent rights to Mr. McMinn. The RSUs vest as follows: (1) 25% on May 18, 2021, (2) 25% on May 18, 2022, (3) 25% on May 18, 2023 and (4) 25% on May 18, 2024. The grant of RSUs will be made pursuant to the Company’s Form of Restricted Stock Unit Agreement and Form of Notice of Grant of Restricted Stock Unit.

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A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02. The description above is a summary of the Employment Agreement and is qualified in its entirety by the complete text of the Employment Agreement.
Transition Agreement

On March 19, 2020, the Company and Nathan Kroeker entered into a Transition and Resignation Agreement and Mutual Release of Claims (the “Transition Agreement”), pursuant to which Mr. Kroeker resigned from all positions of employment (including as President, Chief Executive Officer and as a director), but will remain with the Company in an advisory role through April 1, 2020 (the “Separation Date”).

Pursuant to the Transition Agreement, Mr. Kroeker will assist the Company in transitioning his duties and provide services that the Company may reasonably request of him through the Separation Date. Subject to the terms and conditions of the Transition Agreement, Mr. Kroeker will receive total separation payments in the amount of $597,844 (the “Separation Payment”), less ordinary withholdings for federal income, Social Security and Medicare taxes. The Separation Payment will be paid in twenty-six substantially equal bi-weekly installments, less applicable withholdings, in accordance with the Company’s normal payroll practices beginning in April 2020. Prior to the Separation Date, he will continue to receive his current base salary in accordance with normal payroll practices. Mr. Kroeker will also receive $268,500 attributable to a bonus with respect to the year ended December 31, 2019, payable in a lump sum on April 1, 2020. The Transition Agreement also provides for the accelerated vesting of 187,709 restricted stock units granted to Mr. Kroeker under the Company’s Amended and Restated Long-Term Incentive Plan, subject to the conditions of the Transition Agreement and withholding of shares to satisfy tax obligations. Mr. Kroeker is retaining his restricted stock units that vest upon a change in control, which will continue to be subject to vesting under their terms, if at all, for a maximum of 120 days.

The Transition Agreement also provides for a release by Mr. Kroeker of any claims against the Company, its affiliates and its agents, and affirmation of existing confidentiality, non-competition, non-solicitation and non-disparagement obligations, and other restrictive covenants, as set forth in Mr. Kroeker’s employment agreement with the Company.

Within twenty-one days following the Separation Date, and no later than April 22, 2020, Mr. Kroeker is required to execute a confirming release of claims (the “Confirming Release”). The Confirming Release may be revoked by Mr. Kroeker during the seven-day period beginning on the date Mr. Kroeker executes the Confirming Release.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety to the full text of the Transition Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*†	Employment Agreement, effective as of March 23, 2020, by and between Spark Energy, Inc. and Kevin McMinn.
10.2*†	Transition and Resignation Agreement and Mutual Release of Claims, dated March 19, 2020, by and between Spark Energy, Inc. and Nathan Kroeker.

* Filed herewith.
† Management plan or arrangement.

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Exhibit Index

Exhibit No.	Description

10.1*†	Employment Agreement, effective as of March 23, 2020, by and between Spark Energy, Inc. and Kevin McMinn.
10.2*†	Transition and Resignation Agreement and Mutual Release of Claims, dated March 19, 2020, by and between Spark Energy, Inc. and Nathan Kroeker.

* Filed herewith.
† Management plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2020	SPARK ENERGY, INC.
	By:	/s/ James G. Jones II
	Name:	James G. Jones II
	Title:	Chief Financial Officer

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